                                                                   Exhibit 10(t)

                              EMPLOYMENT AGREEMENT
              PANCHO'S MEXICAN BUFFET, INC. AND WILLIAM BRAD FAGAN


         This Agreement dated the 29th day of September, 1995, by and between Pancho's Mexican Buffet, Inc., a Delaware corporation, and its subsidiaries, hereinafter referred to as Company, and William Brad Fagan, hereinafter referred to as Employee;


         WHEREAS, the Company and Employee desire to continue the employment relationship upon the terms and conditions hereinafter set forth;


         NOW, THEREFORE, in consideration of the premises, the covenants and conditions herein set forth, it is mutually agreed as follows:


         1. EMPLOYMENT. Company hereby employs Employee, and Employee hereby accepts employment under the terms and conditions hereinafter set forth.

         2. TERM; EFFECTIVE DATE. Subject to the provisions for termination as hereinafter provided, the initial term of this Agreement shall be for a period of two (2) years and three (3) months, and shall begin and be effective as of SEPTEMBER 29, 1995, and shall terminate on DECEMBER 31, 1997. This Agreement shall be automatically renewed on December 31 of each succeeding year hereafter for a period of two (2) years from such renewal date, expressly subject to the approval of the Compensation Committee (appointed by the Board of Directors) immediately following each Annual Meeting, or unless written notice is given by Employee herein of his intention not to renew.

         3. COMPENSATION. Except as provided in Paragraph 11, for all services rendered by Employee under this Agreement, Company shall compensate Employee by the payment of his current annual base salary rate as set by the Board of Directors, payable in monthly installments; provided, however, that in no event shall said Employee's base salary rate be less than the total base salary rate paid to said Employee during the immediately preceding calendar year. In addition, said Employee shall be entitled to receive such further compensation (such as bonuses or incentive compensation) as shall be authorized by the Board of Directors of the Company from time to time.

         4. DUTIES. During the period of employment hereunder, Employee shall devote his full time and efforts to the business and affairs of Company, and serve as an officer of Company, or any of its subsidiaries, if so requested, and perform such services similar to and not inconsistent with his present position with Company, and use his best efforts to promote the interests of Company.

         5. WORKING FACILITIES. Employee shall be furnished with a private office, and such other facilities and services, all suitable to his position and adequate for the performance of his duties.

         6. EXPENSES. Employee is authorized to incur reasonable expenses for promoting the business of the Company. Company will reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

         7. VACATIONS. Employee shall be entitled, each year, to a reasonable time for vacations, during which time his compensation shall be paid in full. Vacations shall not unduly interfere with Employee's performance of his duties under this Agreement.

         8. TEMPORARY INCAPACITY. If, during the term of this Agreement, the Employee becomes disabled or incapacitated by illness, accident or otherwise, to the extent that he cannot perform his services or duties hereunder, then on a cumulative basis during the term hereof, the Company shall pay him full compensation for an aggregate of six (6) months of such incapacity of disability, but if the disability or incapacity shall be, on a cumulative basis during the term hereof, in excess of six (6) months, then the Employee will not be entitled to any compensation after the cumulative period of six (6) months.

         9. DEATH DURING EMPLOYMENT. If Employee dies during the term of this Agreement, Company's sole obligation hereunder shall be to pay to the estate of Employee the compensation which would otherwise be payable to Employee up to the end of the month in which his death occurs, plus an additional three (3) months' salary as death benefits.

         10. AGREEMENT TO NON-COMPETE. Without prior written consent of the Company, Employee shall not, during the period of employment herein provided, directly or indirectly invest or engage in any business which is competitive with that of the Company or accept employment with or render services to a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary relationship of an employee to his corporation. In the event the employment of Employee hereunder shall terminate for any reason, whether because of the expiration of this Agreement or otherwise, Employee agrees that during the period of twelve (12) months following the termination of his employment he will not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities) or as a director, officer, agent, employee or consultant, engage in a business which is directly competitive with restaurants operated by the Company at the time his employment is terminated, within the area served by Employee during the period of his employment by the Company. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.

         11. OTHER FRINGE BENEFITS. Employee shall be entitled to participate in the same fringe benefits as other employees and executive officers of the Company or any subsidiary companies, including participation in any pension or profit sharing plans, bonus plans and participation in the insurance program, including health, life and long-term disability coverage as well as any other plans now in existence or which may be adopted or made available by Company, its subsidiaries or affiliates.

         12. TERMINATION. During the term of this Agreement, Company may only terminate this Agreement for "good cause" and upon immediate written notice to Employee. "Good cause" as used herein is defined as a conviction of a felony, or adjudication by a Court of liability for negligence or misconduct in the performance

         12. TERMINATION (CONTD). of an employee's or officer's duty to the Company. If, during the term of this Agreement, Company should unilaterally terminate the Agreement for reasons other than "good cause," Company shall be obligated to pay to Employee the remainder of any compensation due under the terms of this Employment Agreement, either in a lump sum or in monthly payments over the balance of the term of this Agreement, said payment method to be at the sole election of the Employee.

         13. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his residence in case of Employee, or to its principal office in the case of Company.

         14. ASSIGNMENT. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company, provided, however, that in the event of any assignment of this Agreement by Company, the obligations of Company hereunder shall be continuing.

         15. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         16. CONSTRUCTION. This Agreement shall be construed in accordance with and be governed by the laws of the State of Texas.


   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                        PANCHO'S MEXICAN BUFFET, INC.

                                        /s/ JESSE ARRAMBIDE, III
                                        ----------------------------------------
                                        Jesse Arrambide, III
                                        Chairman of the Board


                                        /s/ W. BRAD FAGAN
                                        ----------------------------------------
                                        William Brad Fagan
                                        Employee


APPROVED:


/s/ GEORGE RIORDAN
----------------------------------
George Riordan
Chairman of Compensation Committee
Pancho's Mexican Buffet, Inc.


                                      -3-